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HC Capital Trust
Specialist Manager Compliance Checklist
For the Quarter ended December 31, 2010

RULE 10F-3 AFFILIATED UNDERWRITER TRANSACTIONS

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         PORTFOLIO          SPECIALIST MANAGER       SECURITY / ISSUER        UNDERWRITER
------------------------  ----------------------  ------------------------  ---------------
Fixed Income Opportunity  Seix Advisors           Davita Inc.               Bank of America
Fixed Income Opportunity  Seix Advisors           Davita Inc.               Bank of America
Fixed Income Opportunity  Seix Advisors           Regency Energy Partners   Bank of America
Fixed Income Opportunity  Seix Advisors           Manitowoc                 Deutsche Bank
Fixed Income Opportunity  Seix Advisors           Markwest                  Wells Fargo
Fixed Income Opportunity  Seix Advisors           Hanger Orthopedic Group   Bank of America
Fixed Income Opportunity  Seix Advisors           Georgia-Pacific LLC       JPMorgan
Fixed Income Opportunity  Seix Advisors           Jabil                     JPMorgan
Fixed Income Opportunity  Seix Advisors           Jarden Corp.              Barclays
Fixed Income Opportunity  Seix Advisors           Interline Brands          Barclays
Fixed Income Opportunity  Seix Advisors           Hanesbrands Inc.          Bank of America
Fixed Income Opportunity  Seix Advisors           HCA Holdings              Citigroup
Fixed Income Opportunity  Seix Advisors           Exterran Holdings Inc.    Bank of America
Fixed Income Opportunity  Seix Advisors           Interface Inc.            Bank of America
Fixed Income Opportunity  Seix Advisors           Northern Tier             Goldman
Fixed Income Opportunity  Seix Advisors           Concho Resources          JPMorgan
Fixed Income Opportunity  Seix Advisors           Dean Food                 Bank of America

Intermediate Term         Standish Mellon Asset   New York City Health and  JPMorgan
Municipal Bond            Management Company LLC  Hospitals Corporation

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                                                                                     % OF TOTAL
                                                              DATE        TOTAL      OFFERING IN    RECEIVED COPY
         PORTFOLIO             AFFILIATED UNDERWRITER       ACQUIRED    ACQUIRED   MANAGED PORTION   FORM 10F-3?
------------------------  -------------------------------  ----------  ----------  ---------------  -------------
Fixed Income Opportunity  SunTrust Robinson Humphrey        10/5/2010  $1,275,000       0.16%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey        10/5/2010  $1,275,000       0.16%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       10/13/2010  $1,035,000       0.17%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       10/13/2010  $1,680,000       0.28%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       10/19/2010  $3,020,000       0.60%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       10/20/2010  $1,065,000       0.53%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       10/27/2010  $1,415,000       0.11%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       10/28/2010  $1,745,000       0.44%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey        11/2/2010    $620,000       0.21%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey        11/4/2010    $545,000       0.18%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey        11/4/2010  $1,820,000       0.18%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       11/10/2010  $5,930,000       0.39%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       11/18/2010  $1,800,000       0.51%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       11/18/2010    $540,000       0.20%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey       11/22/2010  $2,425,000       0.84%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey        12/9/2010  $2,595,000       0.43%            Yes
Fixed Income Opportunity  SunTrust Robinson Humphrey        12/9/2010  $1,800,000       0.45%            Yes

Intermediate Term         BNY Mellon Capital Markets Inc.  10/20/2010  $2,500,000       0.49%            Yes
Municipal Bond
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